EXHIBIT 99.1

September 3, 2010

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:	John C. Hansen	(805) 466-7087
President and Chief Executive Officer

	Margaret A. Torres	(805) 466-7087
Executive Vice President and Chief Financial Officer

	Santa Lucia Bancorp	(805) 466-7087
www.santaluciabank.com

10-Q FOR SECOND QUARTER FILED

FIRST QUARTER RESULTS TO BE AMENDED

SANTA LUCIA BANCORP (ATASCADERO, CALIFORNIA) (OTC Bulletin Board: SLBA) today announced that its financial results for the second quarter ending June 30, 2010, have been finalized and filed with the Securities and Exchange Commission (the “SEC”) with the Company’s quarterly report on Form 10-Q filed August 23, 2010 and amended August 30, 2010 .  These financial results are available over the Internet from many sources, including the “Filings” tab of the “SLBA” page on the website of the OTC Bulletin Board at http://otcbb.com.  Certain financial highlights from that SEC filing are included herein.  The Company also announced that, as previously disclosed in an SEC filing, it plans to amend as soon as practical the financial results for the quarter ended March, 2010; however, the financial results disclosed herein and in the June SEC filings already reflect the effects of this amendment to the March results.

As has been widely publicized, this year continues to be a very challenging time for banks throughout the country, and our bank is no exception.  In light of the effects of the economy on our borrowers’ financial condition, we have seen increases in past due loans, nonaccrual loans, and other problem assets, including other real estate owned (“OREO”), compared to the prior year.  These trends have also resulted in an increase in loan charge-offs.  Because of these trends, we have worked to enhance the Bank’s process for determining, documenting and recording an appropriate allowance for loan losses (the “ALLL”) in order to provide more directional consistency relative to underlying trends in the portfolio.  Accordingly, we have determined after close consultation with our banking examiners to aggressively increase the allowance for loan losses from $2.2 million and 1.09% of total loans at June 30, 2009, and $3.4 million or 1.67% of total loans at December 31, 2009, to $7.7 million and 3.80% of total loans at June 30, 2010.  We feel this increase significantly enhances the likelihood the ALLL will be able to absorb losses inherent in the loan portfolio as we move forward.

Because of this significant increase in the ALLL, the Company reported a net loss of $8.9 million for the six months ending June 30, 2010, compared to net earnings of $468 thousand for the same period of 2009.  The loss in 2010 is almost entirely due to the $8.7 million provision for loan losses taken in 2010 and was also impacted by $498 thousand in expenses associated with OREO. The Company reported net earnings of $145 thousand for the second quarter of 2010, compared to net earnings of $237 thousand for the second quarter of 2009.  The Company continues to have very solid pre-tax, pre-provision core earnings of $612 thousand for the first six months of 2010 compared to $1.1 million for the same period in 2009.

Compared to the prior year, total assets decreased 2.4% to $265 million; however, total loans increased 2.0% to $203 million and total deposits also increased 4.7% to $243 million at June 30, 2010.  At June 30, 2010, the Bank is considered “adequately capitalized” in accordance with regulatory guidelines.  The Bank is considering alternatives to enhance its capital ratios to the “well capitalized” level, including strategies to reduce total assets, initiatives to improve core operating earnings, and strategies to raise additional capital.  In addition, we continue to work aggressively on nonperforming loans to minimize future loss potential.

John C. Hansen, President and CEO said: “For over 25 years, we have received tremendous support from our customers, shareholders and the community and we believe this support is the foundation from which we will succeed in our efforts to improve the Bank’s results.  We have already taken a number of steps, including recently announced management changes, to ensure that we continue providing excellent customer service to our banking customers and to further strengthen the Bank.”

THE COMPANY AND ITS BUSINESS STRATEGY:

Santa Lucia Bancorp (the “Company”), headquartered in Atascadero, California is a California Corporation organized in 2006 to act as the holding company for Santa Lucia Bank (the “Bank”).  Santa Lucia Bank has operated in the State of California since August 5, 1985.

The Bank engages in the commercial banking business principally in San Luis Obispo and northern Santa Barbara Counties from its banking offices located at 7480 El Camino Real, Atascadero, California, 1240 Spring Street, Paso Robles, California, 1530 East Grand Avenue, Arroyo Grande, California and 1825 South Broadway, Santa Maria, California.

The Company, through its subsidiary, Santa Lucia Bank, emphasizes personalized quality customer service to small and medium sized businesses in its markets.  The main focus after 25 years of operation is to provide a consistent return to shareholders, quality personalized service to our customers and a challenging and rewarding environment for our employees.  These guiding principals will continue to serve the company well in both the short term and long term.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  Specific factors include, but are not limited to, the current financial crisis and recession  in United States and foreign financial markets and the response of government and bank regulators thereto, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight over the Company’s or Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis.  Additional information on these and other factors that could affect financial results are included in the Company’s Securities and Exchange Commission filings.

When used in this release, the words or phrases such as “will likely result in”, “management expects that”, “will continue”, “is anticipated”, “estimate”, “projected”, or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA).  Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof.  Santa Lucia Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.  This statement is included for the express purpose of protecting Santa Lucia Bancorp under PSLRA’s safe harbor provisions.

Santa Lucia Bancorp

SELECTED FINANCIAL INFORMATION

	(in thousands, except share data and ratios)
	Unaudited
	Six Months Ended
	June 30,		%
	2010	2009	Change
Summary of Operations:
Interest Income	$6,547	$7,035	-6.94%
Interest Expense	1,292	1,559	-17.13%
Net Interest Income	5,255	5,476	-4.04%
Provision for Loan Loss	8,748	350	2399.43%

Net Interest Income After Provision for Loan Losses	(3,493)	5,126	-168.14%
Noninterest Income	685	565	21.24%
Noninterest Expense	5,328	4,977	7.05%

Income Before Income Taxes	(8,136)	714	-1239.50%
Income Taxes	807	246	228.05%

Net Income	$(8,943)	$468	-2009.57%

Cash Dividends Paid	$1	$481	-99.79%

Per Common Share Data:
Earnings Per Common Share - Basic	$(4.53)	$0.18	-2616.67%
Earnings Per Common Share - Diluted	$(4.53)	$0.18	-2616.67%
Dividends Per Common Share	$—	$0.25	-100.00%
Book Value Per Common Share	$5.00	$10.73	-53.41%

Common Outstanding Shares:	2,003,131	2,000,430	0.14%

Statement of Financial Condition Summary:
Total Assets	$265,164	$271,641	-2.38%
Total Deposits	243,217	232,399	4.65%
Total Net Loans	194,828	196,330	-0.77%
Allowance for Loan Losses	7,729	2,174	255.52%
Total Shareholders’ Equity	14,012	25,464	-44.97%

Selected Ratios:
Return on Average Assets	-6.56%	0.36%	-1918.90%
Return on Average Equity	-78.93%	3.64%	-2266.91%
Net interest margin	4.25%	4.64%	-8.41%
Average Loans as a Percentage of Average Deposits	83.79%	90.09%	-6.99%
Allowance for Loan Losses to Total Loans	3.80%	1.09%	248.62%
Tier I Capital to Average Assets - “Bank Only”	6.53%	10.87%	-39.93%
Tier I Capital to Risk-Weighted Assets — “Bank Only”	8.56%	13.07%	-34.51%
Total Capital to Risk-Weighted Assets - “Bank Only”	9.84%	14.45%	-31.90%